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                                                               Exhibit 27(h)ixb



                      AMENDMENT TO PARTICIPATION AGREEMENT

         This AMENDMENT TO PARTICIPATION AGREEMENT dated as of June 16, 2003, by and among RYDEX VARIABLE TRUST ("Trust"), RYDEX DISTRIBUTORS, INC. ("Underwriter") and TRANSAMERICA LIFE INSURANCE COMPANY ("Company").

                                   WITNESSETH:

         WHEREAS, the parties hereto have entered into a Participation Agreement dated as of May 10, 2002 (the "Participation Agreement"), pursuant to which the Underwriter has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products; and

         WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.


2. Amendment of Participation Agreement. The Participation reement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Amendment.


3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

TRANSAMERICA LIFE INSURANCE COMPANY

By:______________________________________________________

Name:____________________________________________________

Title:___________________________________________________

RYDEX VARIABLE TRUST

By:______________________________________________________

Name:____________________________________________________

Title:___________________________________________________

RYDEX DISTRIBUTORS, INC.

By:______________________________________________________

Name:____________________________________________________

Title:___________________________________________________

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                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

         Shares of the Funds of the Trust shall be made available as investments for the following Separate Accounts:

     NAME OF SEPARATE ACCOUNT AND                FORM NUMBER AND NAME OF CONTRACT
DATE ESTABLISHED BY BOARD OF DIRECTORS              FUNDED BY SEPARATE ACCOUNT
--------------------------------------              --------------------------
PFL Corporate Account One                    Advantage V
Established October 10, 1998                 Form Number WL 712 136 84 798
                                             (may vary by state)

Transamerica Corporate Separate Account      Advantage X Variable Adjustable Life Insurance
Sixteen Established June 16, 2003.           Policy
                                             Form Number EM VC1 TL703
                                             (may vary by state)